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                                                                    Exhibit 10.1

                                                                  EXECUTION COPY


                               GUARANTY AGREEMENT


                  GUARANTY, dated as of February 23, 2000, by TBM Holdings, Inc. (the "Parent"), in favor of Golub Associates Incorporated, as agent (the "Agent") for the benefit of the holders from time to time of the Subordinated Notes hereinafter referred to (the "Noteholders").

                              W I T N E S S E T H:

                  WHEREAS, capitalized terms used in this Guaranty have the meanings given thereto in the Amended and Restated Agreement and Plan of Merger, dated as of February 4, 2000, among the Parent, TBM Acquisition I, Inc. (the "Company"), Long Reach Holdings, Inc. ("LRH") and certain shareholders of LRH (the "Merger Agreement");

                  WHEREAS, the Parent is sole holder of all of the capital stock of the Company; and

                  WHEREAS, the Noteholders are unwilling to consummate the transactions contemplated by the Merger Agreement unless the Parent issues this Guaranty;

                  NOW, THEREFORE, in consideration of the premises, the Parent hereby agrees with and for the benefit of the Agent and the Noteholders as follows:

                  1. Guaranty. The Parent hereby unconditionally guarantees to the Agent for the benefit of the Noteholders and their respective successors, endorsees, transferees and assigns, (a) the prompt payment when due of (whether at stated maturity, upon demand, by acceleration or otherwise, including amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) or any successor provision thereto or any comparable provision under the laws of any foreign jurisdiction), and the faithful performance of and compliance with, all obligations of the Company now or hereafter existing under the Subordinated Notes (as defined in the Merger Agreement) whether for principal, interest, fees, expenses or otherwise (the "Obligations"), and (b) the prompt and complete payment on demand of any and all out-of-pocket expenses incurred by or on behalf of the Agent or the Noteholders in enforcing any rights under this Guaranty ("Expenses"). The Parent will take all lawful and reasonable steps to assist the Agent and the Noteholders in their efforts to collect the Obligations.

                  2. No Subrogation, Contribution, Reimbursement or Indemnity. Notwithstanding anything to the contrary in this Guaranty, the Parent hereby irrevocably waives all rights which may have arisen in connection with this Guaranty to be subrogated to any of the

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rights of the Agent or the Noteholders against any other party or against any collateral security or guaranty held by the Agent or the Noteholders for the payment of the Obligations hereunder as long as this Guaranty remains in effect. The Parent hereby further irrevocably waives all contractual, common law, statutory or other rights of reimbursement, contribution or exoneration (or any similar right) from or against any other person which may have arisen in connection with this Guaranty.

                  3. Guaranty Absolute. (a) The liabilities of the Parent under this Guaranty shall be absolute and continuing guaranties of payment and performance (and not merely of collection) and shall in no way be released, limited or affected by: (i) the validity, regularity, or enforceability of the Subordinated Notes, the Security Documents referred to therein or any other agreement or instrument relating to the Obligations; (ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to or departure from the Subordinated Notes; (iii) any exchange, release, or non-perfection of any collateral, or any release or amendment or waiver of, or consent to or departure from any other guaranty, securing all or any of the Obligations; or
(iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company or the Parent in respect of the Obligations.

         (b) This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or the Noteholders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company, the Parent or any other person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any other person, or any substantial part of any of their respective property, or otherwise, all as though such payments had not been made. This provision shall survive any termination of this Guaranty. Neither the Agent nor the Noteholders shall be required (i) to proceed against the Company, or any other person, corporation, or other business entity, or any collateral securing all or any of the Obligations before resorting to the Parent for payment, or (ii) to protect, secure, perfect or insure any collateral security document or property subject thereto at any time held as security for the Obligations or this Guaranty.

         (c) The Parent shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Parent and without notice to or further assent by the Parent (i) any demand for payment of any of the Obligations hereunder made by or on behalf of the Agent or the Noteholders may be rescinded by or on behalf of the Agent or the Noteholders and any of the Obligations continued, (ii) the obligations, or the liability of the Company or any other party upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by or on behalf of the Agent or the Noteholders, as the Agent or the Noteholders may deem advisable from time to time, (iii) the Subordinated Notes and the Security Documents referred to therein, and any agreement, instrument, schedule, annexure, supplement, collateral security document or

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guaranty, or other document delivered in connection therewith, may be amended, modified, increased, renewed, extended, supplemented or terminated, in whole or in part, as the Agent or the Noteholders may deem advisable from time to time, and (iv) any collateral security, guaranty or right of offset at any time held by the Agent or the Noteholders for the payment of the obligations may be sold, exchanged, waived, surrendered or released.

         (d) Subject to paragraph 3(b) above, the Parent's obligations under this Guaranty shall terminate one year and one day following the payment, performance and satisfaction in full of all of the Obligations and Expenses.

                  4.       Covenants.

         I. The Parent agrees that, without the prior written consent of the Agent, so long as any amounts are due and owing under the Notes, the Parent will not:

         (a) (i) declare or pay, or set apart any funds for the payment of, any dividends in any fiscal year on any shares of its capital stock ("Shares") of the Parent, (ii) apply any of its funds, property or assets to, or set apart any funds, property or assets for, the purchase, redemption or retirement of, or make any distribution, by reduction of capital or otherwise, in respect of any of its Shares or other securities, whether now or hereafter outstanding, except that the Company may make distributions to the Parent in order to satisfy any tax liability of the Parent resulting solely from the operations of the Company any other Subsidiary may from time to time declare and pay dividends to the Parent and; or

         (b) except as provided in the next sentence of this paragraph (b), transfer any cash or property to any Affiliate of the Parent, enter into any contract or transaction with any such Affiliate, or modify any outstanding contract or transaction with any such Affiliate, including without limitation the purchase, lease, sale or exchange of property or the rendering of any service to any such Affiliate. Notwithstanding anything to the contrary contained in this paragraph (b), without the consent of the Agent the Parent may
(i) pay compensation to its full-time employees (whether or not Affiliates) in the ordinary course of business in amounts that are customary for businesses similar to that of the Parent to pay to employees with similar responsibilities,
(ii) pay compensation to any employee hired pursuant to the Consulting Agreement with TBM Consulting, Inc., (iii) pay compensation to TBM Consulting, Inc. pursuant to the Consulting and Management Services Agreement between the Parent and TBM Consulting, Inc., (iv) pay compensation to Colt Services, Inc. ("Colt") pursuant to the Consulting agreement between Colt and the Parent, (v) pay compensation to either Colt or TBM Consulting, Inc. pursuant to the Consulting Agreement among Colt, TBM Consulting, Inc. and the Parent, and (vi) so long as no Default or Event of Default is in existence or would be caused thereby, pay compensation to TBM Consulting, Inc. or to a stockholder or Affiliate of the Parent who is not an employee of the Parent for services rendered in accordance with the provisions of an agreement which is approved by a majority of the disinterested members of the Parent's Board of

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Directors and is on terms comparable in all material respects to the terms which would prevail in an arm's-length transaction between unaffiliated third parties.

         II. The Parent agrees that it will:

                  (a) (i) permit one non-voting representative designated by the Majority Stakeholders to attend all meetings of the Board of Directors (or any comparable governing body), and of all committees thereof, of each of the Parent and the Company, (ii) pay the reasonable expenses of such representative in connection with meetings and other activities of such Boards of Directors, committees thereof or other such governing bodies of the Parent and the Company,
(iii) provide to such representative all notices, documents and information furnished to the directors of each of the Parent and the Company, at the same time as furnished to such directors, and (iv) use best efforts to notify such representative of, and permit such representative to participate by telephone in, emergency meetings of the Boards of Directors, committees thereof or other such governing bodies of each of the Parent and the Company, and to provide such representative copies of the minutes of all such meetings promptly after they are held;

         (b) (i) maintain in full force and effect insurance of the types referred to in Section 3.14 of the Merger Agreement which covers at least the same risks as the insurance maintained by LRH immediately prior to its merger into the Company, and which is in amounts equal to or greater than the insurance maintained by LRH at such time, and (ii) cause the Company to maintain in full force and effect directors' and officers' liability insurance for the benefit of LRH's pre-Merger directors, officers and Majority Stakeholders (at the expense of the Majority Stakeholders);

         (c) keep proper books of record and account in which full and true entries will be made of all dealings or transactions relating to the business and affairs of the Parent, and the Parent shall cause to be furnished to the
Agent:

                  (i) as soon as practicable and in any event within thirty (30) days after the end of each month, but only if the same are prepared for internal use by the Parent or for creditors, equity holders or others:
         (x) unaudited consolidated statements of income, retained earnings and cash flows of the Parent and its consolidated Subsidiaries for such month, and unaudited consolidated balance sheets of the Parent and its consolidated Subsidiaries as of the end of such month, in the forms prepared by the Parent and its consolidated Subsidiaries for their internal use consistent with past practice, and (y) in comparative form, figures for the actual results for the corresponding month in the immediately preceding fiscal year) and amounts projected for such month, together with explanations of any material variances;

                  (ii) at the same time furnished to the Senior Lender, a copy of all financial and other information furnished to the Senior Lender; and


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                  (iii) as soon as practicable (but in any event not more than five (5) business days after any officer of the Parent obtains knowledge of the occurrence of an event or the existence of a circumstance giving rise to a Default or an Event of Default), notice of any and all Defaults and Events of Default hereunder;

         (d) the Agent, or any person designated by the Agent, shall have the right, from time to time hereafter, to call at the place or places of business of the Parent during ordinary business hours (i) to inspect, audit and check any of their books, records, journals, orders, receipts and any correspondence and other data relating to the business of the Parent or to any transactions among the parties to the Note Documents, and (ii) to discuss the affairs, finances and business of the Parent with any of its officers or directors;

         (e) the Parent shall, and shall cause each Subsidiary to (i) maintain its corporate existence, (ii) maintain in full force and effect all bonds, franchises, patents and trademarks, and all governmental licenses, permits and authorizations, in each case which are material to the conduct of its business,
(iii) maintain in full force and effect all leases, contracts and other rights, and all non-governmental licenses, permits and authorizations, in each case the loss of which would have a Material Adverse Effect, unless the Parent is able to replace the same to the reasonable satisfaction of the Agent within 30 days, and
(iv) comply with all applicable laws, orders, regulations and ordinances of all Governmental Authorities, except for such laws, orders, regulations and ordinances the violation of which would not be reasonably likely to have a Material Adverse Effect;

         (f) the Parent shall pay or cause to be paid all of the Parent's license fees, bonding premiums and related taxes and charges and shall pay or cause to be paid all of the Parent's real and personal property taxes, assessments and charges and all of the Parent's franchise, income, unemployment, use, excise, old age benefit, withholding, sales and other taxes and other governmental charges assessed against the Parent, or payable by the Parent, at such times and in such manner as to prevent any penalty from accruing or any lien or charge from attaching to its property (except for liens or charges relating to such taxes that are not yet payable), provided that the Parent shall have the right to contest in good faith, by an appropriate proceeding promptly initiated and diligently conducted, the validity, amount or imposition of any such tax, assessment or charge, and upon such good faith contest to delay or refuse payment thereof, if the Parent establishes adequate reserves to cover such contested taxes, assessments or charges;

         (g) the Parent shall, as soon as possible, and in any event within five
(5) days after the Parent learns of any of the following, give written notice to the Agent of:

                  (i) any proceeding(s) being instituted or threatened to be instituted by or against the Parent in any federal, state, local or foreign court or before any Governmental Authority in which injunctive relief is requested or in which the amount in controversy exceeds $50,000, and any litigation, proceeding, investigation or claim that relates in any

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         material way to (i) any of the Note Documents, or (ii) the Certificate
         of Incorporation or By-laws of the Parent;

                  (ii) any change in the business, assets or condition, financial or otherwise, of the Parent which can reasonably be expected to have a Material Adverse Effect; and

                  (iii) the occurrence of any Event of Default as defined in the documents governing any Senior Debt; and

         (h) the Parent shall promptly provide the Agent with copies of all amendments, consent letters, waivers or modifications to, and any material notices or reports provided by any Person to the Parent pursuant to the terms of or in connection with, any Note Document or any document governing the Senior Debt, or the Certificate of Incorporation or By-laws of the Parent, or by the Parent to any such Person.

                  5. Default. If any Event of Default (as defined in the Subordinated Notes) shall occur, then the Obligations shall at the election of the Agent be deemed immediately due and payable and the Parent's liabilities hereunder shall forthwith become and be immediately due and payable.

                  6. Demands and Notices. The Parent hereby waives demand, presentment, protest, notice of acceptance and all other demands and notices of any description in connection with this Guaranty.

                  7. No Waiver; Remedies Cumulative. No failure to exercise and no delay in exercising, on the part of the Agent or the Noteholders, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof, or the exercise of any other power or right. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

                  8. Payments. The Parent hereby guarantees that payments hereunder by the Parent will be paid to the Agent for the benefit of the Noteholders in U.S. Dollars at the Agent's office at 230 Park Avenue, 19th Floor, New York, NY 10169.

                  9. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.


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                  10. Rights Limited to Agent and Noteholders. This Guaranty
shall not create any right in any person except the Agent and the Noteholders (and their permitted successors and assigns), and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other person.

                  11. Further Assurances. The Parent agrees that at any time and from time to time upon the reasonable written request of the Agent or the Noteholders, the Parent will furnish to the Agent or the Noteholders such information and execute and deliver such further documents and instruments and do such other things as the Agent or the Noteholders may reasonably request in order to preserve the Agent and/or the Noteholders' rights under, and otherwise to effect the purposes of, this Guaranty.

                  12. Integration; Waivers and Amendments; Successors and Assigns; Governing Law. This Guaranty represents the agreement of the Parent with respect to the subject matter hereof and there are no promises or representations relative to the subject matter hereof not reflected in this Guaranty, the Merger Agreement, the Subordinated Notes or the Security Documents referred to therein. None of the terms or provisions of this Guaranty may be waived, amended or supplemented or otherwise modified except by a written instrument executed by the Parent and the Agent. This Guaranty shall be binding upon the assigns of the Parent and shall inure to the benefit of the Agent and the Noteholders and their respective successors and assigns. This Guaranty may not be assigned by the Parent without the prior written consent of the Agent and the Noteholders. This Guaranty shall be governed by and be construed and interpreted in accordance with the laws of the State of Connecticut. EACH OF THE AGENT, THE NOTEHOLDERS AND THE PARENT HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF THIS GUARANTY AND ANY COUNTERCLAIM THEREON.

                  13. Submission to Jurisdiction; Waiver of Jury Trial. The Parent represents that the Parent has no immunity with respect to any action or proceeding brought in connection with this Guaranty, and agrees that any legal or equitable action or proceeding with respect to this Guaranty may be brought in any Federal or State court of competent jurisdiction located in the State of Connecticut and, by execution and delivery of this Guaranty, the Parent accepts for the Parent the jurisdiction of the aforesaid courts and any related appellate court, and irrevocably waives any objection the Parent may now or hereafter have as to the venue of any such action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall affect the right of the Agent or the Noteholders to serve process in any other manner prescribed by law or the right to bring legal or equitable actions or proceedings in other competent jurisdictions. Any judicial proceeding by the Parent against the Agent and/or the Noteholders involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Guaranty shall be brought only in a court located in the State of Connecticut.





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                  IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.

                                                   TBM HOLDINGS, INC.

                                                       /s/ William A. Schwartz
                                                   By: _________________________
                                                       Name: William A. Schwartz
                                                       Title: President



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